Exhibit 10.1

COHERENT, INC.

(a Delaware Corporation)

2.75% Convertible Subordinated Notes due 2011

PURCHASE AGREEMENT

Dated:  March 7, 2006

COHERENT, INC.
(a Delaware corporation)

$175,000,000
2.75% Convertible Subordinated Notes due 2011

PURCHASE AGREEMENT

March 7, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Coherent, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Initial Purchaser”) with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $175,000,000 aggregate principal amount of the Company’s 2.75% Convertible Subordinated Notes due 2011 (the “Initial Securities”), and with respect to the grant by the Company to the Initial Purchaser of the option described in Section 2(b) hereof to purchase all or any part of an additional $25,000,000 aggregate principal amount of 2.75% Convertible Subordinated Notes due 2011 (the “Option Securities” and together with the Initial Securities, the “Securities”).  The Securities are to be issued pursuant to an indenture dated as of March 13, 2006 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities are convertible, subject to certain conditions as described in the Final Offering Memorandum (as defined below), into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture, as described in Schedule A hereto.  Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations, to be dated on or prior to Closing Time (as defined in Section 2(c)) (the “DTC Agreement”), among the Company and DTC.

The Securities are being issued in connection with the potential acquisition (the “Acquisition”) by the Company of all of the outstanding capital stock of Excel Technology, Inc., a Delaware corporation (“Excel Technology”).  The Acquisition will be effected pursuant to and in accordance with the Agreement and Plan of Reorganization (“Acquisition Agreement”), dated as of February 21, 2006, among the Company, Spider Merger Corporation, a Delaware corporation (“Merger Sub”) and Excel Technology.  The consummation of the Acquisition is not a condition to the closing of the offering and sale of the Securities pursuant to this Agreement.

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered.  The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).

On or prior to Closing Time, the Company will enter into a registration rights agreement with the Initial Purchaser (the “Registration Rights Agreement”), pursuant to which, subject to the conditions set forth therein, the Company will be required to use its commercially reasonable efforts to file and use its commercially reasonable efforts to have declared effective a registration statement (the “Registration Statement”) under the 1933 Act to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.

The Company (a) has prepared and delivered to the Initial Purchaser copies of (i) a preliminary offering memorandum dated March 6, 2006 (as supplemented or amended prior to the date hereof, the “Preliminary Offering Memorandum”) and (ii) a pricing term sheet attached hereto as Schedule B, which includes the pricing terms and other information with respect to the Securities and other matters not included in the Preliminary Offering Memorandum, as defined below (the “Pricing Term Sheet”) and (b) will prepare and deliver to the Initial Purchaser, on the date hereof or the second succeeding day, copies of a final offering memorandum dated March 7, 2006 (the “Final Offering Memorandum”), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.  “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include, unless modified or superseded by a subsequently filed or provided report, document or disclosure, all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1.           Representations and Warranties by the Company.

(a) Representations and Warranties.  The Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Initial Purchaser, as follows:

(i)            Disclosure Package and Final Offering Memorandum.  As of the Applicable Time (as defined below), neither (x) the Offering Memorandum as of the Applicable Time as supplemented by the final pricing term sheet, in the form attached hereto as Schedule B (the “Pricing Supplement”), that has been prepared and delivered by the Company to the Initial Purchaser in connection with their solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  “Applicable Time” means 7:00 am EST on March 8, 2006 or such other time as agreed by the Company and Merrill Lynch. This representation does not apply to any Excel Technology filings made with the Commission, except for those portions which are expressly incorporated by reference in the Offering Memorandum.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show relating to the Securities that constitutes such a written communication.

As of its issue date and as of Closing Time, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein.

(ii)           Incorporated Documents.  The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates (except for information contained therein which is furnished).  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing shall not apply to the Excel Technology filings made with the Commission, except for those portions which are expressly incorporated by reference in the Offering Memorandum.

(iii)          Independent Accountants.

(a)           Deloitte & Touche LLP who certified the financial statements and supporting schedules of the Company and its subsidiaries as of September 30, 2005 and 2004 and for each of the three fiscal years in the period ended September 30, 2005 included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”).

(b)           Ernst & Young AG Wirtschaftspruefungsgesellschaft (“Ernst & Young AG”) were previously the independent auditors of Lambda Physik AG (a subsidiary of the Company) and its subsidiaries, and previously audited and reported on Lambda Physik AG’s consolidated financial statements as of September 30, 2003 and for the periods from October 1, 2002 through July 26, 2003 and also from July 27, 2003 through September 30, 2003.  As of the date of Ernst & Young AG’s most recent audit report on the consolidated financial statements of Lambda Physik AG and during the period covered by the consolidated financial statements on which Ernst & Young AG reported, Ernst & Young AG were the independent accountants of Lambda Physik AG within the meaning of Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.  However, Ernst & Young AG are no longer the independent auditors of Lambda Physik AG, nor have they ever been the independent registered public accounting firm of Coherent, Inc.

(iv)          Financial Statements.  The historical financial statements of the Company, together with the related schedules and notes, included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The historical financial statements of Excel Technology, together with the related schedules and notes, included in the Disclosure Package and the Final Offering Memorandum, present fairly in all material respects the financial position of Excel Technology and its consolidated subsidiaries at the dates indicated, and the statement of operations, stockholders’ equity and cash flows of Excel Technology and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP in each case applied on a consistent basis throughout the periods involved.  The summary financial information included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Offering Memorandum.  Except to the extent disclosed in the pro forma financial statements, the pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information shown therein, and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, comply in all material respects as to form with the applicable requirements of Rule 11-02 of Regulation S-X under the 1933 Act and have been properly compiled in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein and have been properly applied in all material respects to the historical amounts in the compilation of the pro forma financial statements (except in each case to the extent stated in the pro forma financial statements or the footnotes thereto).

(v)           No Material Adverse Change in Business.  Except as disclosed in the Disclosure Package or the Final Offering Memorandum, since December 31, 2005 (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, in each case whether or not arising in the ordinary course of business other than the termination of the Company’s credit facility as contemplated by disclosure in the Offering Memorandum (a “Material Adverse Effect”), (B) there has been no Material Adverse Effect (as defined in the Acquisition Agreement), to the Company’s knowledge, on Excel Technology and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Securities, the Indenture and the Acquisition Agreement, and to consummate all of the transactions in connection therewith as contemplated in the Disclosure Package and the Final Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)         Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries of the Company was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary.  “Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company.

(viii)        Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Final Offering Memorandum).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)            Authorization of the Indenture.  The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi)           Authorization of the Securities.  The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii)          Authorization of the Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(xiii)         Authorization of the Acquisition Agreement.  The Acquisition Agreement has been duly authorized, executed and delivered by the Company and Merger Sub and constitutes a valid and binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv)        Description of the Securities, the Indenture, the Registration Rights Agreement and the Acquisition Agreement.  The Securities, the Indenture, the Registration Rights Agreement and the Acquisition Agreement conform or will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchase prior to the date of this Agreement.

(xv)         Authorization and Description of Common Stock.  The Common Stock conforms in all material respects to all descriptions relating thereto set forth in the Disclosure Package and the Final Offering Memorandum.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xvi)        Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or other similar constituent document) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities, the Registration Rights Agreement,  the DTC Agreement, the Acquisition Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Offering Memorandum (including the Acquisition, the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds” and the issuance of the shares of Common Stock upon conversion of any Securities) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws (or other similar constituent documents) of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)       Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii)      Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement (including the Acquisition) or the performance by the Company of its obligations hereunder or under the Registration Rights Agreement, the Indenture, the Securities, the DTC Agreement and the Acquisition Agreement.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject, which are not described in the Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix)         Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx)          Possession of Intellectual Property.  Except as described in the Offering Memorandum and except where such failure to own, possess or acquire would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (including the Acquisition) or for the due execution, delivery or performance of the Registration Rights Agreement, the Indenture, the Securities or the DTC Agreement by the Company, except (A) such as have been already obtained, (B) with respect to the obligations under the Registration

Rights Agreement, the filing of the registration statement with the Commission under the 1933 Act and the Commission’s declaration of effectiveness of such registration statement and the qualification of the Indenture under Trust Indenture Act of 1939, as amended (the “1939 Act”), (C) as may be required in jurisdictions outside the United States, (D) with respect to the Acquisition, clearance under the Hart-Scott-Rodino Act of 1976, or (E) as expressly set forth in this Agreement, the Registration Rights Agreement, the Indenture or the DTC Agreement.

(xxii)        Consents for the Acquisition.  Except as disclosed in the Disclosure Package, the Acquisition Agreement (and schedules, exhibits and attachments thereto) and the Final Offering Memorandum, the Company has obtained all authorizations, approvals, consents, licenses, orders or similar approvals necessary to consummate the Acquisition.

(xxiii)       Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)       Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Offering Memorandum or (b) would not, singly or in the aggregate, reasonably be expected to cause a Material Adverse Effect to the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv)        Environmental Laws.  Except as described in the Disclosure Package and the Final Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, residual materials, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, certificates, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up, remediation or other corrective or rehabilitation measures, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(xxvi)       Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii)      Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except to the extent stated in the Company’s SEC filings.

(xxviii)     Payment of Taxes.  The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable federal, foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxix)       Insurance.  The Company and its subsidiaries either (i) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, or (ii) self-insure, in either case in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Effect.  None of the Company or any of its subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

(xxx)        Statistical and Market-Related Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxi)       Investment Company Act.  The Company is not required, and upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii)      Similar Offerings.  Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, within the preceding six months, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act other than the Securities sold to the Initial Purchasers.

(xxxiii)     Rule 144A Eligibility.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxiv)     No General Solicitation.  None of the Company or any of its subsidiaries or Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxv)      No Registration Required.  Subject to compliance by the Initial Purchaser with the representations and warranties of the Initial Purchaser and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Registration Rights Agreement and the Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

(xxxvi)     Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, controlled Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii)    Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)   OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxix)      Reporting Company.  The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act and is eligible to file a registration statement on Form S-3 for resales of the Securities and shares of Common Stock issuable upon conversion of the Securities.

(xl)           Listing of Common Stock.  The Company’s Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is listed on the Nasdaq National Market and the Company has taken no action designed to, or, to the knowledge of the Company, likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

(xli)          Common Stock Certificates.  The certificates for the shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Securities) conform, in all material respects, to the requirements of the Nasdaq National Market and the Delaware General Corporation Law.

(xlii)         ERISA.  Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and, if applicable, its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; none of the Company or any of its subsidiaries has incurred or expects to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xliii)        Accuracy of Exhibits.  There are no contracts or documents which are required under the 1933 Act or the 1934 Act or the rules and regulations thereunder to be filed as exhibits to the documents incorporated by reference in the Offering Memorandum which have not been so filed as required, except where the failure to file such contract or document would not have a Material Adverse Effect.

(xliv)       Acquisition Agreement.  Except as reflected in the Offering Memorandum or the Disclosure Package, as of the date hereof nothing has come to the attention of the Company that has caused the Company to believe that the representations and warranties of Excel Technology set forth in the Acquisition Agreement are not true and correct, except, in each case or in the aggregate, as does not constitute a Material Adverse Effect (as defined in the Acquisition Agreement) on Excel Technology.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

SECTION 2.           Purchase, Sale and Delivery to the Initial Purchaser; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser,  and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A, $175,000,000 aggregate principal amount of Initial Securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to an additional $25,000,000 aggregate principal amount of Option Securities at the same price per Security set forth in Schedule A for the Initial Securities, plus accrued interest, if any, from Closing Time to the Date of Delivery (as defined below) (the “Option”).  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by Merrill Lynch to the Company setting forth the number of Option Securities (which shall be an integral multiple of $1,000) as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities; provided, however, that the Option may not be exercised in more than two installments without the prior written consent of the Company.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined.  A “business day” is any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Initial Securities or the Option Securities, if any, to be purchased by them.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. (Eastern time) on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.           Covenants of the Company.  The Company covenants with the Initial Purchaser as follows (and the Initial Purchaser covenants with the Company as to Section 3(l)):

(a)           Offering Memorandum.  Until the earlier to occur of (A) the completion of the distribution of the Securities by the Initial Purchaser (but no earlier than the date on which the overallotment option set forth in Section 2(b) hereof is exercised in full or expires) and (B) the one-year anniversary of the date hereof, the Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

(b)           Notice and Effect of Material Events.  The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the

United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchaser, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, Excel Technology and their respective subsidiaries considered as one enterprise which (i) make any statement in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) are not disclosed in the Disclosure Package or the Offering Memorandum.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c)           Amendment and Supplements to the Offering Memorandum;  Preparation of Pricing Supplement;  Supplemental Offering Materials.  Until the completion of the distribution of the Securities by the Initial Purchaser (but no earlier than the date on which the overallotment option set forth in Section 2(b) hereof is exercised in full or expires) the Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum (other than any filings with the Commission made pursuant to the 1934 Act or the 1934 Act Regulations, provided that the Company shall give notice of any such filings to the Initial Purchaser prior to making any such filings, to the extent practicable) and will not effect such amendment or supplement without the consent of the Initial Purchaser; provided, however that for the avoidance of doubt nothing herein shall limit the Company’s ability to file any required reports with the Commission nor shall this covenant require the prior review or consent of the Initial Purchaser for any such filings.  Neither the consent of the Initial Purchaser, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.  The Company will prepare the Pricing Supplement, in form and substance satisfactory to the Initial Purchaser, and shall furnish as soon as practicable but no later than prior to the Applicable Time to the Initial Purchaser, without charge, as many copies of the Pricing Supplement as the Initial Purchaser may reasonably request.  The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchaser, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials; provided, however, for the avoidance of doubt any Supplemental Offering Materials covered under this Section 3(c) shall not include an “issuer free writing prospectus” or “free writing prospectus,” the agreement as to the treatment of which is dealt with under Section 3(l) hereunder.

(d)           Qualification of Securities for Offer and Sale.  The Company will use its commercially reasonable efforts, in cooperation with the Initial Purchaser, to qualify the offered Securities (and the shares of Common Stock issuable upon conversion of the Securities) for offering and sale under the applicable securities laws of states and other jurisdictions within the United States as the Initial Purchaser may designate to the Company in writing prior to the applicable Closing Time or relevant Date of Delivery and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)           DTC.  The Company will cooperate with the Initial Purchaser and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(f)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”

(g)           Reservation of Shares of Common Stock.  The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Securities.

(h)          Listing.  The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Common Stock issuable upon conversion of the Securities on the Nasdaq National Market.

(i)           Restriction on Sale of Securities and Common Stock.  During a period of 90 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any securities of the Company that are convertible into, or exchangeable for, the offered Securities, (ii) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) the filing of any registration statement to be filed by the Company pursuant to the Registration Rights Agreement relating to the resale of the Securities and the shares of Common Stock, (C) shares of Common Stock to be issued pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation benefit plans or agreements or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Disclosure Package and the Final Offering Memorandum, (D) the grant by the Company of employee, consultant or director stock options or restricted stock, (E) the filing of any registration statements on Form S-8, and (F) up to 1,500,000 shares issued or to be issued by the Company pursuant to acquisitions, including the issuance and assumption of options in connection therewith, provided that any shares of Common Stock issued prior to the expiration of the 90th day period may not be sold by the recipient thereof during such 90 day period.  Notwithstanding the foregoing, if: (1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning upon the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

(j)            PORTAL Designation.  The Company will use its commercially reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(k)           Reporting Requirements.  Until the earlier to occur of (A) the completion of the distribution of the Securities by the Initial Purchaser (but no earlier than the date on which the overallotment option set forth in Section 2(b) hereof is exercised in full or expires) and (B) the one-year anniversary of the date hereof, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            No Other Offering Documents.  Each of the Company and the Initial Purchaser represents that (in the case of the Company, without the prior consent of the Initial Purchaser)  it has not made any offer relating to the Securities that, if the placement of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company agrees that until the earlier of (i) the date upon which the Initial Purchaser exercises its overallotment option set forth in Section 2(b) and (ii) the termination of the Option, it will not, unless it obtains the prior consent of the Initial Purchaser, make any offer expressly regarding the Securities that, if the placement of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433, that would be required to be filed with the Commission; provided, however, that the foregoing sentence shall not limit any action by a third party which may be regarded as a “free writing prospectus”.  The Initial Purchaser agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Securities that, if the placement of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, that would be required to be filed with the Commission.

SECTION 4.           Payment of Expenses.

(a)          Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchaser and any filing of the Disclosure Package or any Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated by reference) and of each amendment or supplement thereto or of any Supplemental Offering Material, (ii) the preparation, printing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchaser, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the blue sky memorandum and any supplement thereto, (vi) any fees of the NASD in connection with the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, excluding, however, the cost of aircraft and other transportation chartered in connection with the road show, which cost shall be borne by the Initial Purchaser, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) any fees payable in connection with any rating of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Securities on the Nasdaq National Market, and (xii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b)           Termination of Agreement.  If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

SECTION 5.           Conditions of Initial Purchaser’s Obligations.  The obligations of the Initial Purchaser hereunder are subject to the accuracy when made of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Opinion of Counsel for Company.  At Closing Time, the Initial Purchaser shall have received the written opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, substantially to the effect set forth in Exhibit A hereto.

(b)           Opinion of Counsel for Initial Purchaser.  At Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchaser, with respect to certain matters set forth in Exhibit A hereto.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the date as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, in each case whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, on behalf of the Company, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(d)           Accountants’ Comfort Letters.  At the time of the execution of this Agreement, the Initial Purchaser shall have received from:

(i)  Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Disclosure Package and the Final Offering Memorandum;

(ii)  KPMG LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of Excel Technology contained or incorporated by reference in the Disclosure Package and the Final Offering Memorandum; and

(iii)  Ernst & Young AG a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of Lambda Physik AG.

(e)           Bring-down Comfort Letter.  At Closing Time, the Initial Purchaser shall have received from each of Deloitte & Touche LLP, KPMG LLP and Ernst & Young AG, respectively, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in each of the letters furnished by the respective firm pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(f)            PORTAL.  At Closing Time, the Securities shall have been designated for trading on PORTAL.

(g)           Lock-up Agreements.  On or prior to the date of this Agreement, the Initial Purchaser shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed in Schedule D hereto.

(h)           Indenture and Registration Rights Agreement.  At or prior to Closing Time, the Company and the Trustee shall have executed and delivered the Indenture, and the Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement.

(i)            Listing.  At Closing Time, the Company shall have submitted to the Nasdaq National Market an application for the inclusion of the shares of Common Stock issuable upon conversion of the Securities.

(j)            Conditions to Purchase of Option Securities.  In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option

Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished hereunder by the Company or any of its subsidiaries shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

(i)  Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(ii)  Opinion of Counsel for Company. The opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii)  Opinion of Counsel for Initial Purchaser.  The opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)  Bring-down Comfort Letter.  A letter from each of Deloitte & Touche LLP, KPMG LLP and Ernst & Young AG, respectively, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as each of the letters furnished by the respective firm to the Initial Purchaser pursuant to Section 5(d) hereof, except that the specified date in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k)           Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(l)            Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after Closing Time, the obligations of the Initial Purchaser to purchase the relevant Option Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6.           Subsequent Offers and Resales of the Securities.

(a)           Joint Offer and Sale Procedures.  The Initial Purchaser and the Company each hereby agree with respect to itself in connection with the offer and sale of the Securities:

(i)            Offers and Sales.  Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.

(ii)           No General Solicitation.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii)          Restriction on Transfer.  The transfer restrictions and the other provisions set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser.

(iv)          Minimum Principal Amount.  No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount.  If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b)           Covenants of the Company.  The Company covenants with the Initial Purchaser as follows:

(i)            Integration.  The Company agrees that it will not and will use commercially reasonable efforts to cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchaser, (ii) the resale of the offered Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii)           Restriction on Repurchases.  Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will use commercially reasonable efforts to cause its controlled Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c)           Covenants of the Initial Purchaser.  The Initial Purchaser covenants with the Company as follows:

(i)            Status of Initial Purchaser.  The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(ii)           Qualified Institutional Buyers.  The Initial Purchaser represents and warrants to, and agrees with, the Company that it will only sell the Securities to a person whom the Initial Purchaser reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”).

(iii)          Subsequent Purchaser Notification.  The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S under the 1933 Act and in compliance with the securities laws of such non-United States jurisdiction, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

SECTION 7.           Indemnification.

(a)          Indemnification of Initial Purchaser.  The Company agrees to indemnify and hold harmless the Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the prior written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or in any Supplemental Offering Materials.

(b)           Indemnification of Company.  The Initial Purchaser agrees to indemnify and hold harmless the Company, its Affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred (including the fees and disbursements of counsel chosen by the Company), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein.

(c)                                  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.                                Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 9.                                Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.                          Termination of Agreement.

(a)                                  Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Preliminary Offering

Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, in each case whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.                          Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12.                          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by facsimile. Notices to the Initial Purchaser shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of Gopal Garuda, facsimile (650) 849 2240;  notices to the Company shall be directed to it at  5100 Patrick Henry Drive, Santa Clara, California  95054, attention of Helene Simonet, facsimile (408) 764 4161. Any such notice shall take effect at the time of receipt thereof.

SECTION 13.                          No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction  the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Initial Purchaser has not  assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on other matters) and the Initial Purchaser has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchaser with respect to the subject matter hereof.

SECTION 15.                          Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.                          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.                          TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

COHERENT, INC.

By	/s/ Helene Simonet
Name: Helene Simonet
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Stephen Miller
Authorized Signatory